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                                                                    EXHIBIT 23.1



            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-33281, No. 33-40563, No. 33-40564, No. 33-63411, No. 333-05869,
No. 333-48683, No. 333-67269, No. 333-75547, No. 333-75549, No. 333-36476, No.
333-44546, No. 333-54022, No. 333-73388, No. 333-100858 and No. 333-100860) and
on Form S-3 (No. 33-42272, No. 33-63409, No. 33-64123, No. 333-47301, No.
33-64213 and No. 333-36474) of BMC Software, Inc. of our report dated May 7, 2004, with respect to the consolidated financial statements and schedule of BMC Software, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 2004.



                                             /s/ Ernst & Young




Houston, Texas
June 10, 2004